SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2010

MOQIZONE HOLDING CORPORATION.
(Exact name of registrant as specified in Charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+852 34434384

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, unless the context otherwise requires, all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Moqizone Holding Corporation and its direct and indirect subsidiaries including MobiZone Hong Kong, MoqiZone Cayman and Shanghai MoqiZone as at the date of this Current Report on Form 8-K, and following the closing of the transactions contemplated by the Exchange Agreement.

Date of report (Date of earliest event reported): July 12, 2010

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2010, we entered into a Share Transfer Agreement with Smart Lead Enterprises, Inc., a British Virgin Island, whereby we agreed to acquire 51% shares of Viva Red.  Viva Red is a company that acquires various licenses of mobile phone game and entertainment products and conducts a value-add telecommunication business regarding mobile phones in Mainland China.   Viva Red is a wholly owned subsidiary of Smart Lead.  They recently entered into a Business Transfer Agreement whereby two contracts with Hunan Telecom will be transferred from Smart Lead to Viva Red; these Hunan contracts will enable Viva Red to conduct mobile game value-added business.

The terms of the Share Transfer Agreement between us and Smart Lead are as follows:

(i) RMB1,000,000 (approximately US$147,059) as cash deposit paid upon execution;

(ii)US$490,000 as first cash payment paid after completion of share transfer; this payment will be remitted directly to Viva Red as a loan extended by Smart Lead to Moqizone for working capital of Viva Red for a term of 2 years;

(iii)US$510,000 less the approximately US$147,059 (RMB1,000,000) as second cash payment paid as of closing, after the revenue of first quarter of 2010 under Hunan Contracts has been paid to account of Viva Red;

(iv)Stock Consideration payable in 1,200,000 ordinary shares of Moqizone Holding Corporation, within 3 months of closing.  The shares will be subject to a 2 year lock-up and the parties have agreed that if the business is not successful within such 2 years, the shares will be returned and the 51% shares of Viva Red will also be returned to Smart Lead although no formal agreement has yet been drafted regarding such a return.

(v) Viva Red, after obtaining the business under the Hunan Telecom contract, will operate the business covered by the Hunan contracts through the Company’s VIE company, Shenzhen Alar or another VIE established to operate the business, as the contracts cannot be performed in China by a foreign owned company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moqizone Holding Corporation

By:	/s/ Lawrence Cheung
Name: Lawrence Cheung
Title: Chief Executive Officer

Date:  July 12, 2010

EXHIBIT INDEX

10.1	Share Transfer Agreement between Moqizone Holding Corp. and Smart Lead Enterprises Inc *; dated as of July 7, 2010.

10.2	Loan Agreement between Mobizone Holdings Limited and Smart Lead Enterprises Inc.* dated as of July 7, 2010.

10.3	Business Transfer Agreement between Smart Lead Enterprises Inc and Viva Red Company Limited * dated as of July 7, 2010.

*  The original contract terms are written in Chinese. The agreement attached in this filing is with unofficial translation in English.